                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made as of the 1st day of January 2004, between Merchants & Manufacturers Bancorporation, Inc. (the "Employer"), a Wisconsin corporation, its successors and assigns, and Donald L. Rowland (the "Employee").

                                    RECITALS

      WHEREAS, Employer is in the business of providing banking and other related services, to individuals and businesses, including to customers of Employer's affiliated businesses; and

      WHEREAS, Employer and Employee desire to set forth terms and conditions of Employee's terms of employment.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below:

      1. EMPLOYMENT. Employer shall employ Employee and Employee shall serve, on the terms and conditions set forth herein, for the period provided in Section 2.

      2. TERM OF EMPLOYMENT. The period of Employee's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of sixty (60) calendar months thereafter, unless earlier terminated as provided in this Agreement (the "Employment Term"). The Employment Term may thereafter be extended upon such terms and conditions as the parties may mutually determine.

      3. POSITIONS AND DUTIES. Employee shall serve Employer in such capacity as the President/CEO/COO of Employer. Employee shall report to the Chairman of the Board of Directors of Employer and shall provide such services as may be appropriate to his position and as may be from time to time determined by the Chairman. The Board of Directors or Board as referred to in this Agreement means the Board of Directors of Merchants. During the Employment Term, Employee shall devote substantially all his working time and efforts to the business and affairs of the Employer and shall not engage in any activity which is competitive with or adverse to the business of the Employer or any of its affiliates whether done as a partner, director, officer, employee, shareholder of or consultant or advisor to any other business.

      4. COMPENSATION. As compensation for services provided pursuant to this Agreement, Employee shall receive the compensation and other benefits set forth below:

            (i) BASE SALARY. During the Employment Term, Employee shall receive an annual base salary ("Base Salary") in such amounts as may from time to time be approved by the Board of Directors. The minimum initial Base Salary shall be $275,000. Such amount shall be subject to review and to annual adjustment by the Board of Directors in accordance with Employer's normal personnel practices. Employee's Base Salary and other compensation shall be paid in accordance with Employer's regular payroll practices. Reduction in salary shall only occur pursuant to a directive issued by the Board of Directors requiring a general reduction of salaries for executive officers.

            (ii) BONUS PAYMENTS. In addition to Base Salary, Employee shall be entitled, during the Employment Term, to such bonuses and other incentive compensation as may be determined from time to time by the Board of Directors, except that such annual bonus payment shall not be less than $50,000.

            (iii) OTHER BENEFITS. During the Employment Term, Employer shall provide to Employee, in addition to Base Salary, such other fringe benefits as are made generally available to employees serving in comparable positions at Employer. Such benefits include participation in group health, life, disability, or similar insurance program and in pension, profit sharing, deferred compensation, 401(k) or other similar retirement program provided. Granting of stock options shall be subject to approval of the Executive Stock Option Committee of Employer.

            Employee shall be entitled to an auto allowance of $750 per month. In addition, for a period not to exceed one year from the date of this Agreement, Employer shall provide appropriate executive housing and reasonable reimbursement relating to the cost of roundtrip airfare from Dallas, Texas to Milwaukee, Wisconsin.

            Employee shall be entitled to vacation, sick time, personal days and other perquisites in the same manner and to the same extent as provided other employees serving in comparable positions at Employer.

            Nothing contained herein shall be construed as granting Employee the right to continue in any benefit plan or program, or to receive any other perquisite of employment, provided under this section 4(iii) (except to the extent Employee had previously earned or otherwise accumulated vested rights therein) following a valid and lawful termination, discontinuance or modification of such plan, program or perquisite.

      5. TERMINATION. This Agreement may be terminated, subject to payment of the compensation and other benefits described below, upon occurrence of any of the events described herein. The date on which Employee ceases to be employed under this Agreement, after giving effect to the period of time specified in any notice requirement, is referred to as the "Termination Date."

            (i) DEATH; DISABILITY. This agreement shall terminate upon the death or disability of Employee. As used in this Agreement, "disability" means Employee's inability, as the result of physical or mental incapacity, to substantially perform his duties for a period of 180 consecutive days. If the Employer and Employee cannot agree as to the existence of a disability, the determination shall be made by a qualified independent physician acceptable to both parties, or alternatively, by a physician designated by the president of the medical society for the county in which Employee resides. The costs of any such medical examination shall be borne by Employer.

            If termination occurs as a result of death or disability, no additional compensation shall be payable to Employee under this Agreement except as specifically provided herein. Notwithstanding anything to the contrary contained herein, Employee shall receive all compensation and other benefits to which he was entitled under Section 4, and the plans and programs provided therein, by reason of employment through the Termination Date.

            (ii) CAUSE. Employer may terminate Employee's employment under this Agreement for Cause at any time, and thereafter Employer shall have no further obligation under this Agreement. Notwithstanding anything to the contrary contained herein, Employee shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under Section 4 and the plans and programs provided therein, by reason of employment through the Termination Date.

            For purposes of this Agreement, "Cause" shall mean:

            (a) A failure by Employee to substantially perform his duties to the satisfaction of the Board of Directors (other than failure resulting from incapacity) after a written demand by the Board, which demand identifies, with reasonable specificity, the manner in which the Board believes Employee has not substantially performed, and Employee's failure to cure within a thirty (30) day period of time after his receipt of this notice;

            (b) A criminal conviction of or plea of nolo contendere by Employee for any act involving dishonesty, breach of trust or a violation of the laws of the State of Wisconsin or the United States;

            (c) A criminal conviction of or plea of nolo contendere by Employee for the commission of any felony;

            (d) A material breach of fiduciary duty by Employee involving substantial personal profit;

            (e) A willful violation of any law, rule or order by Employee (other than traffic violations or similar offenses); or

            (f) Incompetence, personal dishonesty or material breach of any provision of this Agreement or any willful misconduct by Employee.

            (iii) VOLUNTARY TERMINATION BY EMPLOYEE. Employee may voluntarily terminate employment at any time by giving at least thirty (30) days prior written notice to Employer. In such event, Employee shall have no further obligation hereunder, except that Employee shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under Section 4 and the plans and programs provided therein, by reason of his employment through the Termination Date.

            (iv) TERMINATION OF EMPLOYEE WITHOUT CAUSE. Employer may terminate Employee's employment without Cause at any time by giving written notice to Employee. In such event Employer shall have no further obligation hereunder, except that Employee shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under Section 4 and the plans and programs provided therein, by reason of his employment through the Termination Date, and Employee shall receive as severance his Base Salary in effect on the Termination Date continued until the date that the Employment Term would have ended had it not been terminated pursuant to this Section 5(iv), however such severance shall not be for less than a twelve (12) month period. Such severance shall be payable in the same manner that the Base Salary would have been paid. For purposes of this paragraph, a substantial reduction of Employee's duties by Employer shall be defined to be a termination of Employee's employment without cause.

            (v)   SUSPENSION OR TERMINATION REQUIRED BY REGULATORY AGENCIES.

            (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of Employer's or any of Employer's affiliates' affairs by a regulatory agency and Employee's employment is not terminated, Employer's obligations under the Agreement shall be suspended as of the date of service of the notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer shall: (1) pay Employee all of the compensation withheld while its obligations under this Agreement were suspended; and (2) reinstate any of its obligations which were suspended.

            (b) If Employee is removed and/or permanently prohibited from participating in the conduct of Employer's or any of Employer's affiliates affairs by an order issued by a regulatory agency, the obligation of Employer under the Agreement shall terminate as of the effective date of the order, and Employer shall have further obligation hereunder, except that Employee shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under Section 4 and the plans and programs provide therein, by reason of his employment through the Termination Date.

            (c) All obligations under the Agreement may be terminated, except to the extent determined that continuation of the contract is necessary to operation of Employer or any of its affiliates, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of Employer or any of Employer's affiliates under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, or when Employer or any of its affiliates is determined by any appropriate bank regulatory agency to be in an unsafe or unsound condition. Any rights of the parties that have been already earned or otherwise vested, however, shall not be affected by such action.

      6.    NONCOMPETITION.

            (i)   NONCOMPETITION AND NONSOLICITATION.

            Executive acknowledges that the development of personal contacts and relationships is an essential element of Employer's and Employer's affiliates' business, that Employer has invested considerable time and money in his development of such contacts and relationships, that Employer and its affiliates could suffer irreparable harm if he were to leave Employer's employment and solicit the business of customers of Employer or Employer's affiliates and that it is reasonable to protect Employer against competitive activities by Executive.

            Executive agrees that the non-competition provisions set forth herein are necessary for the protection of Employer and its affiliates and are reasonably limited as to (a) the scope of activities affected, (b) their duration and geographic scope, and (c) their effect on Executive and the public. In the event Executive violates the non-competition provisions set forth herein, Employer shall be entitled, in addition to its other legal remedies, to enjoin the employment of Executive with any Significant Competitor for the period set forth herein. If Executive violates this covenant and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the covenant shall be deemed to have the duration specified herein, computed from the date relief is granted, but reduced by any period between commencement of the period and the date of the first violation.

            Executive acknowledges that as a result of his employment with Employer or its affiliates Executive has access to confidential information concerning Employer's business, customers and services. Executive agrees that during the Employment Term or subsequent thereto, he will not, directly or indirectly, whether in original, duplicated, computerized or other form, use, disclose or divulge to any person, agency, firm, corporation or other entity any confidential or proprietary information, including, without limitation, customer lists, reports, files, manuals, training materials, records or information of any kind, or any other secret or confidential information pertaining to the products, services, customers or prospective customers, sales, technology and business affairs or methods of Employer or any of its affiliates (collectively "Confidential Information") which Executive acquires or has access to during the Employment Term. Notwithstanding the foregoing, Confidential Information shall not include information or data which is otherwise available in the public domain.

            Executive agrees that he will not at any time either during or subsequent to his employment with Employer disclose or transmit, either directly or indirectly, any Confidential Information of Employer or its affiliates to any person, firm, corporation, association, or other entity, and will not remove this information, in any form whatsoever, from the premises or data base of Employer or its affiliates, except as required in the ordinary course of business as is necessary to perform Executive's duties or as required by applicable law. In the event of Executive's termination from employment from Employer for any reason, Executive shall immediately return all Confidential Information of Employer, including any original, computerized or duplicated records to Employer.

            Executive agrees that during the term of his employment with Employer, and for a term of twelve (12) months thereafter, he will not, directly or indirectly, on behalf of himself or on behalf of any other individual or entity, as an agent or otherwise contact, influence or encourage any of the customers of Employer, of which Executive has knowledge or based on his capacity of employment for Employer or its subsidiaries should reasonable have had knowledge, for the purpose of soliciting business or inducing such customer to acquire any product or service that is provided or under development by Employer or its affiliates from any entity other than Employer.

            Executive agrees that during the term of his employment with Employer, and for a period of twelve (12) months thereafter, he will not, directly or indirectly, encourage, induce, or entice any employee of Employer or its affiliates to leave the employment of Employer or its affiliates.

            Executive agrees that if he violates the covenants under this section, Employer shall be entitled to an accounting and repayments of all profits, compensation, commissions and other remuneration or benefits which the Executive has realized or may realize as the result of or in connection with any such violation. Executive further agrees that money damages may be difficult to ascertain in case of a breach of this covenant, and Executive therefore agrees that Employer or its affiliates shall be entitled to injunctive relief in addition to any other remedy to which Employer or its affiliates may be entitled.

            (ii) PROHIBITIONS NOT UNREASONABLE. Employee recognize that the restrictions set forth in this section are reasonably necessary for the protection of Employer and they will not prevent Employee from engaging in his chosen profession. Employee further recognizes that irreparable injury may result to Employer, its business and its property and its affiliates in the event of a breach by Employee of the restrictions imposed by this paragraph, and that Employee's acceptance of such restriction was a material factor in Employer's decision to provide the above. Employee further agree that it may be extremely difficult to measure in money the damages which would be suffered by Employer in the event Employee fails to perform his obligations under this paragraph and Employer is likely to suffer irreparable injury as a result of any such breach.

            (iii) REMEDIES. Employee agrees that if he violates any other provisions of this paragraph, Employer shall be entitled, in addition to such other remedies and damages as may be available at law or equity, to an injunction prohibiting Employee from engaging in any such prohibited acts as well as payment for the costs, expenses and reasonable attorneys' fees incurred by Employer in the successful enforcement of any of its rights under this paragraph. If Employer violates this covenant and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the covenant shall be deemed to have the duration specified herein, computed from the date relief is granted, but reduced by any period between commencement of the period and the date of the first violation.

      7.    GENERAL PROVISIONS.

            (i) SUCCESSORS; BINDING AGREEMENT. This Agreement and the rights, interests and benefits of Employee shall not be assigned, transferred or pledged in any way. The rights, interests and benefits to Employer under this Agreement shall be assignable and inure to the benefit of any successor to the Employer and it related business or to any affiliate of Employer.

            (ii) NOTICE. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed in the case of Employer to its principal office and in the case of Employee, to his address appearing on the records of Employer or to such other address as either party may have furnished to the other in writing in accordance herewith.

            (iii) EXPENSES. If legal proceedings are necessary to enforce or interpret this Agreement, or to recover damages for breach, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements of such proceedings, in addition to any other relief to which such prevailing party may be entitled.

            (iv) WITHHOLDING. Employer shall be entitled to withhold from amounts to be paid to Employee under this Agreement any federal, state, or local withholding or other taxes or charges which it is from time to time required to withhold. Employer shall be entitled to rely on an opinion of counsel as to the amount or requirement of any such withholding.

            (v) MISCELLANEOUS. No provision of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is agreed to in writing and duly executed by Employer and Employee or its successor in interest. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, whether written or oral, between the parties with respect thereto; no agreements or representations, oral or otherwise, expressed or implied, have been made by either party with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin.

            (vi) VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            (vii) COUNTERPARTS. This Agreement may be executed in several counterparts, all of which together will constitute one and the same instrument.

            (viii) HEADINGS. Headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

            (ix) EFFECTIVE DATE. The effective date of this Agreement shall be the date indicated in the first paragraph of this Agreement notwithstanding the actual date of execution by any party.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                                  EMPLOYEE

                                  /s/ Donald L. Rowland
                                  ------------------------------------
                                  Donald L. Rowland

                                  Merchants & Manufacturers Bancorporation, Inc.

                                  /s/ Michael J. Murry
                                  ------------------------------------
                                  By: Michael J. Murry,
                                  Chairman of the Board of Directors